Exhibit 10.4

Cole Credit Property Trust III, Inc.
2013 NON-EMPLOYEE DIRECTOR PLAN

ARTICLE I GENERAL                                1
1.1    Purpose                                1
1.2    Definitions of Certain Terms                        1
1.3    Administration                            4
1.4    Persons Eligible for Awards                        6
1.5    Types of Awards under Plan                        7
1.6    Shares of Common Stock Available for Awards            7
ARTICLE II AWARDS UNDER THE PLAN                    8
2.1    Agreements Evidencing Awards                    8
2.2    No Rights as a Stockholder                        8
2.3    Options                                8
2.4    Stock Appreciation Rights                        9
2.5    Restricted Shares                            10
2.6    Restricted Stock Units                            10
2.7    Dividend Equivalent Rights                        11
2.8    Other Stock-Based Awards                        11
2.9    Individual Limitation on Awards                    11
ARTICLE III MISCELLANEOUS                            12
3.1    Amendment of the Plan                        12
3.2    Tax Withholding                            12
3.3    Required Consents and Legends                    12
3.4    Right of Offset                            13
3.5    Nonassignability; No Hedging                    13
3.6    Change in Control                            14
3.7    Right of Discharge Reserved                        15
3.8    Nature of Payments                            15
3.9    Non-Uniform Determinations                        15
3.10    Other Payments or Awards                        16
3.11    Plan Headings                                16
3.12    Termination of Plan                            16
3.13    Section 409A                                16
3.14    Governing Law                            17
3.15    Choice of Forum                            17
3.16    Waiver of Jury Trial                            18
3.17    Severability; Entire Agreement                    18
3.18    No Third Party Beneficiaries                        18
3.19    Successors and Assigns of Cole                    19
3.20    Effective Date                                19

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Cole Credit Property Trust III, Inc.
2013 NON-Employee DIRECTOR Plan
ARTICLE I
GENERAL
1.1Purpose
The purpose of the Cole Credit Property Trust III, Inc. 2013 Non-Employee Director Plan (as amended from time to time, the “Plan”) is to attract, retain and motivate non-employee directors of the Board (each such director, a “Non-Employee Director”), to align the interests of such directors with the Company's shareholders and to encourage them to acquire an ownership interest in the success of the Company.

1.2	Definitions of Certain Terms
For purposes of the Plan, the following terms have the meanings set forth below:
1.2.1“Award” means an award made pursuant to the Plan.
1.2.2“Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.
1.2.3“Board” means the Board of Directors of Cole.
1.2.4“Business Combination” has the meaning provided in the definition of Change in Control.
1.2.5“Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.
1.2.6“Change in Control” means the occurrence of any one of the following events:
(a)individuals who, immediately following the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Cole in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Cole as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of Cole representing 30% or more of the combined voting power of Cole's then outstanding securities eligible to vote for the election of the Board (“Cole Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of an acquisition of Cole Voting Securities:  (A) by Cole or any Subsidiary (B) by any employee benefit plan (or related trust) sponsored or maintained by Cole or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) by Christopher H. Cole or any group or entity of which Christopher H. Cole is a member or participant, or (E) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition);
(c)the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Cole that requires the approval of Cole's stockholders, whether for such transaction or the issuance of securities in the transaction, or sale of all or substantially all of Cole's assets (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is directly or indirectly represented by Cole Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is directly or indirectly represented by shares into which such Cole Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Cole Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than (I) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent or (II) Christopher H. Cole or any group or entity of which Christopher H. Cole is a member or participant), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the approval by the Board of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) shall be deemed to be a “Non-Qualifying Transaction”); or
(d)the stockholders of Cole approve a plan of complete liquidation or dissolution of Cole.
1.2.7“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.8“Cole” means Cole Credit Property Trust III, Inc. or a successor entity contemplated by Section 3.6.
1.2.9“Cole Voting Securities” has the meaning provided in the definition of Change in Control.
1.2.10“Committee” has the meaning set forth in Section 1.3.1.
1.2.11“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.
1.2.12“Company” means Cole and any of its Subsidiaries.
1.2.13“Consent” has the meaning set forth in Section 3.3.2.
1.2.14“Covered Person” has the meaning set forth in Section 1.3.4.
1.2.15“Effective Date” has the meaning set forth in Section 3.3.20.
1.2.16“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.17“Fair Market Value” means, with respect to a share of Common Stock, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.
1.2.18“Grantee” means a Non-Employee Director who receives an Award.
1.2.19“Incentive Stock Option” means a stock option to purchase shares of Common Stock that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.
1.2.20“Incumbent Directors” has the meaning provided in the definition of Change in Control.

1.2.21“Non-Qualifying Transaction” has the meaning provided in the definition of Change in Control.
1.2.22“Plan Action” has the meaning set forth in Section 3.3.1.
1.2.23“Section 16(b)” has the meaning set forth in Section 1.3.3.
1.2.24“Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.
1.2.25“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.26“Subsidiary” means any entity in which Cole has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors, or in which Cole has the right to receive 50% or more of the distribution of profits or 50% of the assets upon liquidation or dissolution.
1.2.27“Surviving Entity” has the meaning provided in the definition of Change in Control.
1.3Administration
1.3.1The Compensation Committee of the Board, or such other committee of the Board as the Board may designate (as constituted from time to time, and including any successor committee, the “Committee”), will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:
a.exercise all of the powers granted to it under the Plan;
b.construe, interpret and implement the Plan and all Award Agreements;
c.prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee's own operations;
d.make all determinations necessary or advisable in administering the Plan;
e.correct any defect, supply any omission and reconcile any inconsistency in the Plan;
f.amend the Plan to reflect changes in applicable law but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the Grantee's consent;

g.grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of service as a Non-Employee Director on such Awards;
h.amend any outstanding Award Agreement in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee's underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee's rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee's underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee's circumstances (e.g., a termination of Grantee's service as a Non-Employee Director), provided that, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the Grantee's consent; and
i.determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee's Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee, (3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards and (4) Awards may be settled by Cole, any of its Subsidiaries or affiliates or any of its or their designees.
1.3.2Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. The Committee in its sole discretion may also determine (a) whether and when a Grantee's leave of absence from Board service results in a termination of his or her service as a Non-Employee Director, (b) whether and when a change in a Grantee's association with the Company results in a termination of his or her service as a Non-Employee Director and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee's service as a Non-Employee Director being terminated will include both voluntary and involuntary terminations.
1.3.3Notwithstanding anything to the contrary contained herein, the provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
1.3.4No member of the Board or employee of the Company (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the administration of the Plan, including the grant of Awards hereunder. Each Covered Person will be indemnified and held harmless by Cole against and from (a) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (b) any and all amounts paid by such Covered Person, with Cole's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Cole will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Cole gives notice of its intent to assume the defense, Cole will have sole control over such defense with counsel of Cole's choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under The Third Articles of Amendment & Restatement of Cole and Cole's Amended and Restated Bylaws (each as may be amended from time to time), as a matter of law, or otherwise, or any other power that Cole may have to indemnify such persons or hold them harmless.
1.4Persons Eligible for Awards
Awards under the Plan may be made to Non-Employee Directors.

1.5	Types of Awards under Plan
Awards may be made under the Plan in the form of any of the following, in each case in respect of Common Stock: (a) stock options, (b) stock appreciation rights, (c) restricted shares, (d) restricted stock units, (e) dividend equivalent rights and (f) other stock-based or stock-related Awards (including performance awards) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6	Shares of Common Stock Available for Awards
1.6.1Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 500,000. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by Cole. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted as a result of the Company's acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be issued under the Plan.
1.6.2Replacement of Shares. If any Award is forfeited, expires, terminates or otherwise lapses, in whole or in part, without the delivery of Common Stock, then the shares of Common Stock covered by such forfeited, expired, terminated or lapsed award will again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (A) any shares of Common Stock withheld in respect of taxes, (B) any shares tendered or withheld to pay the exercise price of stock options, (C) any shares repurchased by the Company from the Grantee with the proceeds from the exercise of stock options and (D) any shares subject to stock appreciation rights but not issued on exercise as a result of the operation of Section 2.4.4.
1.6.3Adjustments. The Committee will adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1, adjust the individual Grantee limitations set forth in Section 2.9 and adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of Cole, including any extraordinary dividend or extraordinary distribution. After any adjustment made pursuant to this Section 1.6.3, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II
AWARDS UNDER THE PLAN
2.1Agreements Evidencing Awards
Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for or in satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of Cole. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2	No Rights as a Stockholder
No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of Cole with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee's ownership of the shares.

2.3	Options
2.3.1Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.3.2Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock.
2.3.3Term of Stock Option. In no event will any stock option be exercisable after the expiration of ten years from the date on which the stock option is granted.
2.3.4Exercise of Stock Option and Payment for Shares. A stock option may be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to Cole specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor (i) in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) shares of Common Stock, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing or (ii) at the election of the Grantee and to the extent permitted by applicable law, by a cashless exercise procedure (a) by Cole withholding a sufficient number of shares of Common Stock to pay the exercise price per share (based on the Fair Market Value as of the exercise date) or (b) through an independent broker-dealer. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by Cole, on terms acceptable to Cole, with the provisions of the Securities Act and any other applicable legal requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars. If a Grantee so requests, shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship. If the method of payment employed upon exercise so requires, and if applicable law permits, a Grantee may direct Cole to deliver the share certificate(s) to the Grantee's broker-dealer.
2.3.5Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of Cole's stockholders.
2.4Stock Appreciation Rights
2.4.1Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.4.2Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock.
2.4.3Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of ten years from the date on which the stock appreciation right is granted.
2.4.4Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable installment date may be exercised thereafter at any time before the final expiration of the stock appreciation right. To exercise a stock appreciation right, the Grantee must give written notice to Cole specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, shares of Common Stock, cash or other securities or property, or a combination thereof, as specified by the Committee equal in value to (a) the excess of (1) the Fair Market Value of the Common Stock on the date of exercise over (2) the exercise price of such stock appreciation right multiplied by (b) the number of stock appreciation rights exercised will be delivered to the Grantee. Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by Cole, on terms acceptable to Cole, with the provisions of the Securities Act and any other applicable legal requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars. If a Grantee so requests, shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.
2.4.5Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of Cole's stockholders.
2.5Restricted Shares
2.5.1Grants. Subject to Section 2.10, the Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of performance goals, as determined by the Committee at the time of grant. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of restricted shares will be issued a Certificate in respect of such shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee but will be held by Cole or its designated agent until the time the restrictions lapse.
2.5.2Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any restricted share will be paid to the relevant Grantee (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 1.6.3).
2.6Restricted Stock Units
Subject to Section 2.10, the Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of Cole until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of performance goals, as determined by the Committee at the time of grant. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.7	Dividend Equivalent Rights
The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The Grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Cole until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.8	Other Stock-Based Awards
Subject to Section 2.10, the Committee may grant other types of stock-based or stock-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock and the grant of performance based awards) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of performance goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.9	Individual Limitation on Awards
The maximum number of shares of Common Stock as to which stock options, stock appreciation rights, restricted shares, restricted stock units and other types of stock-based or stock-related Awards (including any associated dividend equivalent rights) that may be granted under the Plan to any one individual in any one calendar year may not exceed a number of Awards with a grant date fair value of $300,000.

ARTICLE III
MISCELLANEOUS
3.1Amendment of the Plan
3.1.1Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee's consent.
3.1.2Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency.
3.2Tax Withholding
Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation; provided that, to the extent permitted by applicable law, the Grantee may elect to pay withholding taxes by (i) Cole withholding a sufficient number of shares of Common Stock to pay the withholding taxes (based on the Fair Market Value as of the date of the taxable event) or (ii) an independent broker-dealer arrangement to sell a sufficient number of shares of Common Stock to pay the withholding taxes; provided, however, that, subject to Section 3.13, this Section 3.2 shall be implemented in a manner intended to not result in tax penalties to Grantees under Section 409A of the Code.

3.3	Required Consents and Legends
3.3.1If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.
3.3.2The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (i) the Company's supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (ii) the Company's deducting amounts from the Grantee's wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee's behalf to satisfy certain withholding and other tax obligations in connection with an Award and (iii) the Company's imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.
3.4Right of Offset
The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

3.5	Nonassignability; No Hedging
Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee's legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6	Change in Control
3.6.1Unless otherwise determined by the Committee (or unless otherwise set forth in an Award Agreement), upon a Change in Control, each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such Change in Control, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Change in Control; provided that, as of the Change in Control date, any outstanding performance-based Awards shall be deemed earned at the greater of the target level or actual performance level through the Change in Control date (or if no target level is specified, the maximum level) with respect to all open performance periods.
3.6.2In the event of a Change in Control, a Grantee's Award shall be treated in accordance with one or more of the following methods as determined by the Committee in its sole discretion and, subject to Section 3.13, in a manner determined by the Committee to not result in tax penalties to the Grantee under Section 409A of the Code: (i) provide for assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (ii) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of stock options and stock appreciation rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such stock options or stock appreciation rights over the aggregate exercise price of such stock options or stock appreciation rights, as the case may be; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

3.7Right of Discharge Reserved
Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will (1) confer upon any Grantee the right to continue to serve as a member of the Board or affect any right which the Company may have to terminate or alter the terms and conditions of such service or (2) create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company's shareholders.

3.8	Nature of Payments
3.8.1Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
3.8.2All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.
3.9Non-Uniform Determinations
3.9.1The Committee's determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee's service as Non-Employee Director has been terminated for purposes of the Plan.
3.9.2To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals and grant Awards (or amend existing Awards) in accordance with those rules.

3.10Other Payments or Awards
Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11	Plan Headings
The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12	Termination of Plan
The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate May 8, 2023, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.13	Section 409A
3.13.1It is the intention of the Company that no Award shall be “nonqualified deferred compensation” subject to Section 409A, unless and to the extent that the Committee specifically determines otherwise , and the Plan and the terms and conditions of all Awards shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Grantees pursuant to Section 409A. Any Award that is “nonqualified deferred compensation” subject to Section 409A is intended to be compliant with Section 409A and shall be construed and administered consistent with this intent. The Company shall have no liability to any Grantee or otherwise if the Plan or any Award, vesting, exercise or payment of any Award hereunder is subject to the additional tax and penalties under Section 409A.
3.13.2Without limiting the generality of Section 3.13, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:
a.any payment due upon a Grantee's ceasing to provide services to the Company shall be paid only upon such Grantee's “separation from service” from the Company within the meaning of Section 409A;
b.if a Grantee is a “specified employee” (as such term is defined in Section 409A and as determined by the Company) as of the Grantee's ceasing to provide services to the Company, any payments (whether in cash, shares or other property) to be made with respect to the Award upon the Grantee's ceasing to provide services to the Company will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Grantee's “separation from service” (as such term is defined and used in Section 409A) or (ii) the date of the Grantee's death; if any payment to be made with respect to such Award would occur at a time when the tax deduction with respect to such payment would be limited or eliminated by Section 162(m) of the Code, such payment may be deferred by the Company under the circumstances described in Section 409A until the earliest date that the Company reasonably anticipates that the deduction or payment will not be limited or eliminated;
c.if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee's right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;
d.if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee's right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and
e.to the extent required in order to avoid the imposition of any interest, penalties and additional tax under Section 409A, for purposes of Section 3.6, a Change in Control shall not have occurred unless such Change in Control is a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of Cole, in each case, as determined in accordance with Section 409A, and, if such Change in Control has not occurred, the issuance or transfer of the Award shall occur on the date of Grantee's “separation from service” as determined in accordance with Section 409A.
3.14Governing Law
THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.15	Choice of Forum
3.15.1The Company and each Grantee, as a condition to such Grantee's participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in Maricopa County, Arizona, over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Grantee, as a condition to such Grantee's participation in the Plan, acknowledge that the forum designated by this Section 3.15.1 has a reasonable relationship to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 3.15.1.
3.15.2The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee's participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.15.1, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.15 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.
3.15.3Each Grantee, as a condition to such Grantee's participation in the Plan, hereby irrevocably appoints the General Counsel of Cole as such Grantee's agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.
3.15.4Each Grantee, as a condition to such Grantee's participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.15, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee's legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).
3.16Waiver of Jury Trial
EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.17	Severability; Entire Agreement
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.18	No Third Party Beneficiaries
Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person's estate and beneficiaries and legatees.

3.19	Successors and Assigns of Cole
The terms of the Plan and Awards hereunder will be binding upon and inure to the benefit of Cole and any successor entity contemplated by Section 3.6.

3.20	Effective Date
The Plan became immediately effective upon its adoption by the Board on May 8, 2013 (the “Effective Date”).